SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT made the 8th day of July, 1999 BY and
AMONG;

         INTERNET CABLE CORPORATION, a corporation incorporated under the laws of the State of Nevada (hereinafter referred to as "Purchaser")

                                                               OF THE FIRST PART

         1291973 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "1291973")

                                                              OF THE SECOND PART

         EUGENE HARBIN, of the Town of Whitchurch-Stouffville in the Regional Municipality of York, Province of Ontario (hereinafter referred to as "Eugene")

                                                             OF THE THIRD PART

         JOSEPH MELANSON, of the Town of Markham in the Regional Municipality of York, Province of Ontario (hereinafter referred to as "Joseph")

                                                             OF THE FOURTH PART

         ONTARIO CABLE AND CONTRACTING INCORPORATED, a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "Ontario Cable")

                                                             OF THE FIFTH PART

         RUPEL HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "Rupel")

                                                             OF THE SIXTH PART

         RYVON FUTURE INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "Ryvon")

                                                             OF THE SEVENTH PART

         VONDA THOMPSON, of the Town of Markham in the Regional Municipality of York, Province of Ontario (hereinafter referred to as "Vonda")

                                                             OF THE EIGHTH PART


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                                       -2-


         JOSEPH MELANSON, IN TRUST, of the Province of Ontario (hereinafter referred to as "the Trustee")

                                                             OF THE NINTH PART

         CABLE SYSTEMS TECHNICAL SERVICES INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "Cable Systems")

                                                             OF THE TENTH PART

         WHEREAS the Purchaser desires to purchase all of the issued and outstanding shares in the capital of Cable Systems;

         NOW THEREFORE in consideration of the premises and the respective covenants and agreements of the Parties herein contained, the sum of one dollar now paid by each Party hereto to each of the other Parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by all of the Parties hereto), the Parties hereto covenant and agree as follows:


                                    ARTICLE 1

1.1      DEFINITIONS
         -----------

         Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

         "Accounts Receivable" mean any and all accounts receivable, trade receivables, notes receivable and other receivables arising out of the Business and operations of Cable Systems.

         "Affiliate" of any Person means any corporation, proprietorship, partnership or business entity which directly or indirectly owns or controls, is under common ownership or control with, or is owned or controlled by, such Person.

         "Agreement" means this share purchase agreement, including all Schedules and Exhibits hereto and all instruments supplemental hereto or in amendment or confirmation hereof or thereof.

         "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline, ordinance, by-law (including, without limitation, any Environmental Law)


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                                       -3-

         applicable to the Purchaser, the Vendors, the Business or operation of Cable Systems, the Assets of Cable Systems or the Purchased Shares.

         "Assets of Cable Systems" means all of the assets of Cable Systems used in the Business of Cable Systems and the Subsidiaries of Cable Systems and shall have the same meaning as "Cable Systems Assets".

         "Business" means the engineering, planning, construction and installation services in connection with the building, maintaining and upgrading of cable telecommunications systems presently carried on by Cable Systems and the Subsidiaries of Cable Systems.

         "Business Day" means any day other than a Saturday, Sunday or holiday on which the Canadian chartered banks located at Markham, Ontario are open for business.

         "Cable Systems" means Cable Systems Technical Services Inc., a corporation incorporated under the laws of the Province of Ontario.

         "Cable Systems USA" means Cable Systems Technical Services, Inc. a corporation incorporated under the laws of the State of Delaware.

         "Canadian Tax Act" shall mean the Income Tax Act (Canada) as amended and the Regulations made pursuant thereto.

         "Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares hereunder by the transfer and delivery of documents of title thereto and the payment of the Purchase Price therefor as contemplated herein.

         "Closing Date" means the 19th day of September, 1999, or such other date as the Parties may agree or as may be extended by the Purchaser as the date upon which the Closing shall take place.

         "Closing Time" means 1:00 o'clock p.m. Eastern Standard time, on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place.

         "Deposit" has the meaning ascribed in Section 2.2 hereof.

         "Dollar" and "$" means lawful money of the United States of America.

         "Effective Date" means the date of execution of this Agreement.

         "Encumbrance" means any encumbrance of any kind, including, without limitation, any option, pledge, security interest, lien, hypothec, charge, encumbrance, mortgage,


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                                       -4-

         hypothecation, trust, deemed trust, trust deed, easement, lease, sub-lease, claim, right of way, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise), whether imposed by agreement, law or otherwise, whether of record or otherwise.

         "Environmental Law" means any law, statute, regulation, rule, policy, guideline, order, consent decree, settlement agreement or governmental requirement of Canada or any province, territory or local government or any agency thereof, which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odours or any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

         "Financial Statements of Cable Systems" means the audited financial statements of Cable Systems for the fiscal year ended December 31, 1998, consisting of a balance sheet and the statements of income, retained earnings, source and application of funds and changes in financial position and all notes thereto as reported upon by Ernst & Young.

         "Financial Statements of Cable Systems USA" means the audited financial statements for Cable Systems USA for the fiscal year ended December 31, 1998 consisting of a balance sheet and the statements of income, retained earnings, source and application of funds and changes in financial position and all notes thereto as reported upon by Ernst & Young.

         "GAAP" shall mean generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor Institute applicable as of the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstance that it covers.

         "Governmental Authority" means the government of Canada or the government of the United States of America or any province, state, territory, region, municipality, locality or other political sub-division thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, as the case may be.


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                                       -5-

         "Interim Financial Statements" means the interim unaudited financial statements of Cable Systems and Cable Systems USA for the Period ended March 31, 1999, consisting of a balance sheet and the statements of income, retained earnings, source and application of funds and changes in financial position and all notes thereto as reported upon by Jill MacDonald, C.A.

         "Key Employees" means the senior employees and officers of Cable Systems and the Subsidiaries of Cable Systems as set out in this Agreement and the Schedules attached hereto.

         "Leased Properties" means all of the lands, buildings, facilities, installations, fixtures, structures and improvements leased to Cable Systems.

         "Losses" means all liabilities (including, without limitation, all liabilities relating to Taxes), losses, costs, damages, deficiencies, penalties or expenses (including, without limitation, solicitors' and accountants' fees and expenses in costs of investigation and litigation and any judgement, settlement or compromise relating thereto and interest, penalties or other amounts paid in respect of judgements, settlements or compromises).

         "Material Adverse Effect" means a negative change in, or effect on the operations, affairs, financial condition, results of operations assets, liabilities, reserves or any other aspect of the corporation of the business of the corporation that results in a negative adverse effect on or a negative adverse change in any such aspect of the corporation or the business of the corporation.

         "Material Contract" means any contract entered into by Cable Systems or a Subsidiary of Cable Systems having an annual Dollar value greater than twenty-five thousand Dollars ($25,000.00) or a term in excess of twenty-four months, excepting therefrom all financing agreements and Encumbrances.

         "Parties" means the Purchaser, 1291973, Eugene, Joseph, Ontario Cable, Rupel, Ryvon, Vonda, The Trustee and Cable Systems collectively, and "Party" means any one of them.

         "Permits" means all of the permits, licenses, consents, approval, certificates, variances, interim permits, permit applications or other authorization required by or pursuant to Applicable Law.

         "Permitted Assignee" shall mean Genesis Construction & Developments Corp. or its successor.

         "Person" means any individual, corporation, partnership, trustee or trust or unincorporated association, and pronouns have a similarly extended meaning.

         "Purchaser's Counsel" means Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022-6018, Attention Jay Kaplowitz
         (212) 752-9700, fax (212) 980-5192.

         "Purchase Price" means the purchase price to be paid by the Purchaser for the Purchased Shares as provided in Article 2 hereof.

         "Purchased Shares" means 692 issued and outstanding common shares in the capital of Cable Systems.

         "Subsidiaries of Cable Systems" means the corporations listed in
         Schedule 3.5 attached hereto, the majority of which issued and outstanding securities of which, as shown on the said Schedule, are beneficially owned and controlled directly by Cable Systems or indirectly by a Subsidiary of Cable Systems.

         "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal (tangible and intangible), sales, use, franchise, excise, value added, goods and services, stamp, leasing, lease, user, transfer, fuel, excess profits, payroll, occupation, interest, equalization, windfall profits, severance and employees' withholding, unemployment, employer health and social security taxes which are imposed by Canada or any province, state, territory, region, municipality or local or foreign government or any agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Vendors' Counsel" means the law firm of Nichols & Associate, of 51 Main Street Markham North, Markham, Ontario L3P 1X7, counsel to Cable Systems.

         "Vendors" means 1291973, Eugene, Joseph, Ontario Cable, Rupel, Ryvon, Vonda and the Trustee and "Vendor" means any one of them.

         "Stock Options" means stock options in the capital of the Purchaser or its successor; provided that in the event this Agreement is assigned by the Purchaser to the Permitted Assignee that "Stock Options" shall mean stock options in the capital of the Permitted Assignee or its successor.

Terms defined in the preamble to this Agreement shall have the same meanings herein as are ascribed thereto in the preamble.

1.2      GENDER AND NUMBER
         -----------------

         Words importing the singular include the plural and vice versa; words importing gender include all genders.


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                                       -7-

1.3      ENTIRE AGREEMENT
         ----------------

         This Agreement, including the Schedules and Exhibits hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

1.4      WAIVERS, ETC.
         -------------

         No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement, in whole or in part, shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.5      OTHER WORDS AND PHRASES
         -----------------------

         In this Agreement, unless otherwise expressly provided (i) the words "hereof", "herein", "hereto" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, paragraph or other subdivision, and (ii) all references to designated "Articles", "Sections", Subsections", "paragraphs" or other subdivisions are to the designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement.

1.6      HEADINGS
         --------

         The Article and Sections headings contained herein are included solely for convenience of reference, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.7      GOVERNING LAW
         -------------

         This Agreement and the rights, obligations and relations of the Parties shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the courts of Ontario shall have exclusive jurisdiction to entertain any action in connection with this Agreement.

1.8      CURRENCY
         --------

         Unless otherwise specified, all reference to currency herein are deemed to mean lawful money of the United States of America, and all amounts to be paid or calculated pursuant to this Agreement are to be paid or calculated in lawful money of the United States of America.

                                    ARTICLE 2

                                PURCHASE AND SALE
                                -----------------

2.1      PURCHASE PRICE
         --------------

         Subject to the terms and conditions set forth in this Agreement, at the Closing, the Vendors shall sell, assign and transfer to the Purchaser and the Purchaser shall purchase, accept and acquire the Purchased Shares listed opposite the Vendors' names on Schedule 2.1 attached hereto. The Purchase Price for the Purchased Shares shall be three million, nine hundred thousand Dollars ($3,900,000.00) together with seventy five thousand (75,000) two year Stock Options exercisable at $2.50 per option from the Closing Date, to be in the form attached hereto as Schedule 2.1.

2.2      DEPOSIT
         -------

         The Purchaser shall immediately upon execution of this Agreement deliver to the Vendors' Counsel a Deposit in the amount of one hundred thousand Dollars, together with the Stock Options. The Deposit shall be held in trust by the Vendors' Counsel, pending the completion or termination of the transactions contemplated herein. The Deposit may be invested by the Vendor's Counsel in an interest bearing account, any such interest accruing shall be for the account and benefit of the party entitled to the deposit upon the Closing or otherwise termination of this Agreement. The parties acknowledge receipt of TWENTY-FIVE THOUSAND ($25,000.00) Dollars prior to the execution of this Agreement. A further deposit of SEVENTY-FIVE THOUSAND ($75,000.00) Dollars shall be made upon execution. Should the Purchaser fail to close the purchase for any reason other than the vendors and Cable Systems failing to meet their obligations under this agreement, then the Deposit held by the vendors counsel in trust, will be considered liquidated damages and the deposit will be forfeited. Should the representations and warranties on the part of the vendors and Cable Systems not be fulfilled prior to the Closing Date, then the transaction shall be at an end and the deposit returned to the Purchaser with interest and without deduction except for the cost incurred by Cable Systems to prepare audited financial statements for the fiscal year ended December 31, 1998, to a maximum of $6,000.00 (six thousand dollars).

2.3      ACTION BY VENDORS AND PURCHASER AT THE CLOSING TIME
         ---------------------------------------------------

         At the Closing, each of the Vendors and the Purchaser shall take the following action:

         (a) DELIVERY OF CERTIFICATES, ETC. - The Vendors shall transfer and deliver to the Purchaser at the Closing share certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of records thereof. The Vendors shall take such steps as shall be necessary to cause Cable Systems to, and Cable Systems shall, enter the Purchaser or its nominee upon the books of Cable Systems as the holder of the Purchased Shares and to issue one or more share certificate to the Purchaser or its nominee representing the Purchased Shares;

         (b) PAYMENT TO THE VENDORS - The Purchaser shall pay the sum of three million, eight hundred thousand Dollars ($3,800,000.00) to or to the order of the Vendors as follows:

               (i) by certified cheque or bank draft in accordance with the direction of the Vendors in the amount of two million, eight hundred thousand Dollars ($2,800,000.00);

               (ii) by certified cheque or bank draft in the principal amount of one million dollars ($1,000,000.00) (the "2nd Instalment") made payable to Nichols & Associate, in trust, which shall be held in accordance with the terms of paragraph 2.4.

         (c) PAYMENT OF SHAREHOLDER LOANS - The Purchaser shall cause Cable Systems to discharge all outstanding shareholder loans to Cable Systems and the Subsidiaries of Cable Systems listed on Schedule 2.3(c) attached hereto.

         (d) REMOVAL OF PERSONAL GUARANTEES - The Purchaser shall cause to be discharged all personal guarantees of the debts and other obligations of Cable Systems and the Subsidiaries of Cable Systems made by any of the Vendors and listed on Schedule 2.3(d) attached hereto, on or before the Closing Date.

         (e) REDEMPTION OF CLASS A PREFERENCE SHARES - The Purchaser shall cause Cable Systems to redeem and retract on the Closing Date all issued and outstanding Class A Preference Shares.

         (f) INDEMNITY TO JOSEPH MELANSON - The Purchaser shall deliver to Joseph Melanson, a Vendor herein, an agreement to indemnify him for all acts done on behalf of Cable Systems and the Subsidiaries of Cable Systems to secure the financial obligations of Cable Systems and the Subsidiaries of Cable Systems prior to the Closing Date.

2.4      PAYMENT OF THE 2ND INSTALLMENT
         ------------------------------

         The 2nd Installment shall be held in trust by the Vendors' Counsel after Closing, and shall be released to the Vendors at the expiry of six weeks from the Closing Date; provided the Purchaser cannot demonstrate the following:

         (a) any warranty, representation or covenant of the Vendors is found to be materially incorrect on Closing;

         (b) any warranty, representation or covenant of Cable Systems is found to be materially incorrect as of the Closing Date; and

         (c) Cable Systems, the Cable Systems Business or the Assets of Cable Systems are affected by a Material Adverse Effect;

in which case the 2nd Installment will be released in part in accordance with the following procedure. Written notice of any material issue which arises shall be given to Joseph Melanson and the Vendors' Counsel. After discussion of the issue, a reasonable reserve shall be decided on by the parties. If the parties cannot agree upon the amount of the reserve, then Ernst & Young, as auditors of Cable Systems, shall be requested to determine the amount of the reserve and their decision shall bind all parties. In the event that more than one material issue arises, the above procedure shall apply to each instance. At the end of six weeks from the Closing Date the total of all reserves so determined shall be deducted from the 2nd Installment, and the balance of the 2nd Installment shall be paid to the Vendors. The reserve, or total reserves, shall be held in trust by the Vendors' Counsel until the material issue or issues are resolved to the satisfaction of the parties, at which time the reserve or reserves shall be paid out as appropriate.

2.5      PLACE OF CLOSING
         ----------------

         The Closing shall take place at the Closing Time at a location in Markham, Ontario as may be agreed upon by the Vendors and the Purchaser.

2.6      EXTENSION OF CLOSING
         --------------------

         The Purchaser may extend the Closing by 30 days up to three times, for a maximum extension of 90 days. The Purchaser Price shall be increased by Forty Thousand U.S. Dollars ($40,000.00) for each extension of the Closing required by the Purchaser. The Purchaser shall give the Vendors at least fourteen (14) days prior written notice in the case of the first extension and at least five (5) days prior written notice in the case of the second and third extension, should they be required. Upon each such notice being given, the Purchaser shall deliver to the Vendors, together with the notice, a cheque in the amount of forty thousand Dollars ($40,000.00) being the increase to the Purchase Price, which shall be held in trust by the Vendors' Counsel, pending the completion of the transactions contemplated herein. This increase to the Purchase Price shall be an increase to the Deposit and shall be treated in a like manner with respect to the provisions of Section 2.2 herein.

2.7      TENDER
         ------

         Any tender of documents or money hereunder may be made upon the Parties or their respective counsel, and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque and certified by a Canadian chartered bank.

                                    ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF THE VENDORS, CABLE SYSTEMS
          ------------------------------------------------------------
                              AND CABLE SYSTEMS USA
                              ---------------------

         The Vendors and Cable Systems jointly and severally represent to the Purchaser as follows:

3.1      ORGANIZATION AND VALID EXISTENCE: CABLE SYSTEMS AND CABLE SYSTEMS USA
         ---------------------------------------------------------------------

         Cable Systems is a corporation duly incorporated, organized and validly existing under the laws of the Province of Ontario. Cable Systems USA is a corporation duly incorporated, organized and validly existing under the law of the State of Delaware. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been or shall by the Closing Date be duly authorized by all necessary corporate action on the part of Cable Systems. Attached herewith as Schedule 3.1 is a copy of the articles of incorporation of each of Cable Systems and the Subsidiaries of Cable Systems.

3.2      ENFORCEABILITY OF OBLIGATIONS

         This Agreement constitutes a valid and binding obligation of each of the Vendors and Cable Systems enforceable against each of them in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought. The execution, delivery and performance of this Agreement and all other agreements, instruments, certificates and documents contemplated hereby by each of the Vendors and Cable Systems do not, on the date hereof, and will not, on the Closing Date:

               (i)  violate any Applicable Laws;

               (ii) except as set forth on Schedule 3.2 attached hereto, violate or conflict, or result in a breach of, or constitute a default (or event, which with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Encumbrance upon any of the Cable Systems Assets, the assets used by Cable Systems in the Business, any requisite licenses, permits or authorizations held by Cable Systems to conduct its Business or own its Assets, or the Purchased Shares under any of the terms, conditions or provisions of any contract or agreement to which any of the Vendors is a party or by which any of them or any of the Cable Systems Assets, the assets used in the Cable Systems Business or the Purchased Shares are bound, or would result in a breach of, or default under any order of any court, Governmental Authority or regulatory body;

               (iii) cause the acceleration of the maturity of any indebtedness of Cable Systems or any indebtedness secured by the Cable Systems Assets or the assets of the Cable Systems Business of the Purchased Shares, save and except a small business loan (SBL), the total of which is less than $100,000.00;

               (iv) violate or conflict with any provisions of the articles of by-laws of Cable Systems or Cable Systems USA or any director's or shareholder's resolutions of either Cable Systems or Cable Systems USA.

3.3      RIGHT TO SELL - THE VENDORS
         -------------

               (i) are the sole and beneficial owner of the Purchased Shares as set out in Schedule 2.1, which shares constitute all the issued and outstanding shares in the capital of Cable Systems;

               (ii) has the exclusive right to dispose of the Purchased Shares as herein provided and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision or Applicable Law to which any of the Vendors or by which any of the Vendors is bound or affected;

               (iii) is the holder of record of all the Purchased Shares, free and clear of Encumbrances or rights of others (other than the rights of the Purchaser hereunder) and no person (other than the Purchaser hereunder) has any agreement, option or any rights capable of becoming an agreement or option for the acquisition of the Purchased Shares;

               (iv) upon transfer to the Purchaser at Closing of certificates representing such Purchased Shares, the Purchaser shall receive full title to the Purchased Shares free and clear of all Encumbrances;

               (v) has been duly authorized by all requisite action of the shareholders and directors of any Vendor which is a corporation.

3.4      LICENSES, REGISTRATIONS AND COMPLIANCE
         --------------------------------------

         Cable Systems and the Subsidiaries of Cable Systems are registered, licensed or otherwise qualified as corporations to do business in each jurisdiction in which the nature of their businesses or the property owned or leased by them makes such registrations, licensing or other qualification necessary, and such registrations, licenses or qualifications (as the case may be) are in good standing. Neither Cable Systems nor the Subsidiaries of Cable systems are in violation of any

Applicable Law, which violation could have a Material Adverse Effect, and, without limiting the generality of the foregoing, neither Cable Systems of the Subsidiaries of Cable Systems are in breach of any Environmental Law. Each jurisdiction in which Cable Systems or a subsidiary of Cable Systems carries on business and a brief description of the nature of such operations and each jurisdiction in which tangible assets owned or used by Cable Systems or the Subsidiaries of Cable Systems are located is set forth in Schedule 3.4 attached hereto opposite the name of the relevant corporation.

3.5      SUBSIDIARIES OF CABLE SYSTEMS
         -----------------------------

         Save as set forth in Schedule 3.5 attached hereto, Cable Systems has no other subsidiaries. Each such Subsidiary of Cable Systems is duly incorporated or continued and organized and validly exists under the laws of its jurisdiction of incorporation or continuance, as the case may be. The respective jurisdictions of incorporation or continuance, as the case may be, and the shares in the capital of such Subsidiaries of Cable Systems issued, optioned or otherwise agreed to be issued to or in favour of Cable Systems are as set out in
Schedule 3.5. All such shares have been duly and validly issued, are outstanding as fully paid and non-assessable in the capital of the respective Subsidiaries of Cable Systems and are owned and beneficially owned and of record by Cable Systems, free and clear of any Encumbrances or rights of others. No options, warrants or other rights to purchase shares or other securities of any of the Subsidiaries of Cable Systems have been authorized or agreed to be issued or are outstanding.

3.6      CAPITALIZATION
         --------------

         The authorized and issued share capital of each of Cable Systems and the Subsidiaries of Cable Systems is set forth in Schedule 3.6 attached hereto. All such issued share capital has been duly and validly issued and is outstanding as fully paid and non-assessable shares in the capital of Cable Systems and Cable Systems USA. Save and except as set out in Schedule 3.6 herein, no options, warrants or other rights to purchase shares or other securities of either Cable Systems or Cable Systems USA or other rights to purchase shares or other securities of either Cable Systems or Cable Systems USA have been authorized or agreed to be issued or are outstanding. Neither Cable Systems nor Cable Systems USA is subject to any obligations (contingent or otherwise) to repurchase or other wise retire or acquire any of its shares.

3.7      FINANCIAL STATEMENTS

         (a) The Financial Statements of Cable Systems prepared by Ernst & Young, are true and correct and have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding period. The Financial Statements of Cable Systems present a true and complete statement of the consolidated financial condition and assets and liabilities of Cable Systems as at December 31, 1998 and the other statements comprising the Financial Statements of Cable Systems accurately set forth the results of the operations of Cable Systems on a consolidated basis and the source and application of the funds thereof throughout the period covered thereby.

         (b) The Financial Statements of Cable Systems USA prepared by Ernst & Young, are true and correct and have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding period. The Financial Statements of Cable Systems USA present a true and complete statement of the consolidated financial condition and assets and liabilities of Cable Systems USA as at December 31, 1998 and the other statements comprising the Financial Statements of Cable Systems USA accurately set forth the results of the operations of Cable Systems USA on a consolidated basis and the source and application of the funds thereof throughout the period covered thereby.

3.8      ABSENCE OF UNDISCLOSED LIABILITIES
         ----------------------------------

         (a) Cable Systems: Except to the extent reflected or reserved against in the Financial Statements of Cable Systems (including the notes thereto) or incurred subsequent to the date thereof and disclosed either in this Agreement or in Schedule 3.8 and except as incurred in the ordinary and usual course of business or insured against, Cable Systems has no outstanding indebtedness or any liabilities or obligations (whether known or unknown, accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with GAAP.

         (b) Cable Systems USA: Except to the extent reflected or reserved against in the Financial Statements of Cable Systems USA (including the notes thereto) or incurred subsequent to the date thereof and disclosed in Schedule 3.8 and except as incurred in the ordinary and usual course of business or insured against, Cable Systems USA has no outstanding indebtedness or any liabilities or obligations (whether known or unknown, accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with GAAP.

3.9      TAX MATTERS

         (a) Cable Systems has duly and timely filed all federal, provincial and local income, franchise, capital, sales or use, goods and services, excise, fuel, payroll, property or other tax returns required by any Applicable Law to be filed by it and all liabilities required to be paid by Cable Systems on account of Taxes prior to the date hereof have been duly paid.

         (b) Cable Systems USA has duly and timely filed all federal, state and local income, franchise, capital, sales or use, goods and services, excise, fuel, payroll, property or other tax returns required by any Applicable Law to be filed by it and all liabilities required to be paid by Cable Systems USA on account of Taxes prior to the date hereof have been duly paid.

         (c) Neither Cable Systems nor Cable Systems USA have received from any Governmental Authority any assessment, re-assessment or notice of underpayment of any Taxes or other charges and no such notice is reasonably expected.

         (d) There are no actions, suits, proceedings, investigations or claims now threatened or pending against Cable Systems or Cable Systems USA in respect of Taxes, governmental charges or assessments, or any matters under discussion with any Governmental Authority relating to Taxes, governmental charges or assessments asserted by such authority.

         (e) No agreements, consent or other arrangements extending or waiving the time limited for the filing of any tax return by, or the payment of any Taxes, governmental charge or deficiency against Cable Systems or Cable Systems USA or the re-assessment of any Taxes, or any statutes of limitations related thereto have been filed with respect to Cable Systems for any fiscal year.

         (f) Cable Systems and Cable Systems USA has withheld from each payment made to any of its officers, directors, former directors and employees, the full amount of all Taxes and other deductions (including without limitation, income taxes, unemployment, disability, and other required taxes and contributions) required to be withheld and has paid the same together with the employer's share of same, if any (to the extent required to be paid so no such amount is past due), to the proper tax or other receiving officers within the prescribed times and has filed, in complete and accurate form, all information and other returns required pursuant to any applicable legislation within the prescribed times.

         (g) None of Cable Systems or any of the Subsidiaries of Cable Systems has been and is currently required to file any returns, elections or designations with any tax authority of any jurisdiction outside Canada or outside the Province of Ontario. Cable Systems and the Subsidiaries of Cable Systems are not required to pay and owe no Taxes or any other like amount to any Governmental Authority located in any jurisdiction outside Canada.

         (h) Cable Systems has paid, collected and remitted all Taxes which are due and payable, collectible or remittable, as applicable, by it on or before the date hereof. Adequate provision has been made in the Financial Statements of Cable Systems and Interim Financial Statements for all Taxes for the periods covered by the Financial Statements of Cable Systems and Interim Financial Statements, respectively. Cable Systems has no liability for Taxes other than those provided for in the Financial Statements of Cable Systems and those arising in the ordinary course of business since December 31, 1998.

         (i) Canadian federal and provincial income tax assessments have been issued to Cable Systems covering all past periods up to and including December 31, 1998. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the Vendors' knowledge, threatened against Cable Systems in respect of taxes.

         (j) Cable Systems is a Canadian-controlled private corporation, as defined in the Canadian Tax Act, and has been one since its incorporation.

         (k) No debt or other obligation of Cable Systems has been or will be settled or extinguished on or prior to the Closing Date such that the provisions of Section 80 of the Canadian Tax Act applies or would apply thereto.

3.10     ABSENCE OF CHANGES
         ------------------

         Since the respective dates of the Interim Financial Statements of Cable Systems and Cable Systems USA there has not been:

         (a) any material changes in the condition or operations of the Cable Systems Business, the Cable Systems Assets or the financial condition of Cable Systems other than changes in the ordinary and normal course of business, none of which has or would be expected to have a Material Adverse Effect; or

         (b) any damage, destruction or loss, labour troubles or other event, development or condition of any character (whether or not covered by insurance) affecting the Cable Systems Business, the Cable Systems Assets or the properties or future prospects of Cable Systems which has or would be expected to have a Material Adverse Effect.

3.11     ABSENCE OF UNUSUAL TRANSACTIONS
         -------------------------------

         (a) Since the date of the Interim Financial Statements of Cable Systems, Cable Systems has not:

               (i) transferred, assigned, sold, leased or otherwise disposed of any of the Cable Systems Assets or canceled any debts or claims except in the ordinary and usual course of business;

               (ii) incurred or assumed any obligation or liability (fixed or contingent),
                    except those listed in Schedule 3.11(a) attached hereto and except unsecured current obligations and liabilities incurred in the ordinary and normal course of business and consistent with past practice;

               (iii) except as disclosed in Schedule 3.11(a), issued or sold any shares in its capital or any warrants, bonds, debentures or other securities of Cable Systems or issued, granted or delivered and right, option or other commitment for the issuance of any such or other securities;

               (iv) discharged or paid any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities incurred since the date of the Financial Statements of Cable Systems in the ordinary and normal course of business;

               (v) declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares;

               (vi) suffered any damage, destruction, operating loss or any extraordinary loss, or waived, cancelled or written off any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would have a Material Adverse Effect on Cable Systems;

               (vii) except those listed in Schedule 3.11(a), amended or changed or taken any action to amend or change its articles or by-laws;

               (viii) made any general wage or salary increases in respect of personnel which it employs, other than increases in the ordinary and normal course of business or as provided for in the collective labour agreements referred to in Schedule
                    3.18 attached hereto;

               (ix) mortgaged, pledged, subjected to Encumbrance or otherwise encumbered any of the Cable Systems Assets or property, whether tangible or intangible except in the ordinary and normal course of business; or

               (x) authorized or agreed or otherwise become committed to do any of the foregoing.

         (b) Since the date of the Interim Financial Statements of Cable Systems USA, Cable Systems USA has not:

               (i) transferred, assigned, sold, leased or otherwise disposed of any of the Cable Systems USA Assets or cancelled any debts or claims except in the ordinary and usual course of business;

               (ii) incurred or assumed any obligation or liability (fixed or contingent), except those listed in Schedule 3.11(b) attached hereto and except unsecured current obligations and liabilities incurred in the ordinary and normal course of business and consistent with past practice;

               (iii) except as disclosed in Schedule 3.11(b), issued or sold any shares in its capital or any warrants, bonds, debentures or other securities of Cable Systems USA or issued, granted or delivered and right, option or other commitment for the issuance of any such or other securities;

               (iv) discharged or paid any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities incurred since the date of the Interim Financial Statements of Cable Systems USA in the ordinary and normal course of business;

               (v) declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares;

               (vi) suffered any damage, destruction, operating loss or any extraordinary loss, or waived, cancelled or written off any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would have a Material Adverse Effect on Cable Systems USA;

               (vii) except those listed in Schedule 3.11(b), amended or changed or taken any action to amend or change its articles or by-laws;

               (viii) made any general wage or salary increases in respect of personnel which it employs, other than increases in the ordinary and normal course of business or as provided for in the collective labour agreements referred to in Schedule
                    3.18 attached hereto;

               (ix) mortgaged, pledged, subjected to Encumbrance or otherwise encumbered any of the Cable Systems USA Assets or property, whether tangible or intangible except in the ordinary and normal course of business; or

               (x) authorized or agreed or otherwise become committed to do any of the foregoing.

3.12     LEASED EQUIPMENT
         ----------------

         Schedule 3.12 attached hereto sets forth a true and substantially complete list of all equipment, other personal property and fixtures in the possession or custody of Cable Systems and/or the Subsidiaries of Cable Systems, which, as of May 15, 1999, is leased or held under license or similar arrangement and of the leases, licenses, agreements and other documentation relating thereto. Additional equipment has been or may be leased in the ordinary course of business after May 15, 1999.

3.13     COLLECTABILITY OF ACCOUNTS RECEIVABLE
         -------------------------------------

         The accounts receivable as shown on the Financial Statements and Interim Financial Statements of Cable Systems and Cable Systems USA are collectible to within the full amount less the reserve shown on the Financial Statements and Interim Financial Statements..

3.14     LEASES OF REAL PROPERTY
         -----------------------

         All leases of real property and all interests held by Cable
Systems and the Subsidiaries of Cable Systems as lessees under real property leases are reduced to writing and are recorded on the books of Cable Systems and/or the Subsidiaries of Cable Systems.

         All rental and other payments required to be paid by Cable Systems or any Subsidiaries of Cable Systems as lessees are paid on a timely basis.

         Such leases are in full force and effect without amendment thereto and neither Cable Systems nor any Subsidiary of Cable Systems, nor the other party thereto, is otherwise in default in meeting its obligations contained in any such lease.

3.15     REAL PROPERTY
         -------------

         Neither Cable Systems nor the Subsidiaries of Cable Systems own any real property in fee simple.

3.16     USE
         ---

         The use by Cable Systems and the Subsidiaries of Cable Systems of the buildings and improvements located on the leased real property referred to in
Section 3.14, the operation and maintenance thereof as now operated and maintained by Cable Systems and the Subsidiaries of Cable Systems, and the purposes for which they are presently being used, are not in breach in any material respect of any Applicable Law and there are no restrictive covenants or Applicable Laws which in any way restrict or prohibit the use of the said buildings, improvements and real property for the purposes for which they are presently being used.

         Cable Systems and the Subsidiaries of Cable Systems are not aware of any buildings and other structures located on the leased real property referred to in Section 3.14 being or ever having been insulated with urea formaldehyde foam insulation, nor are they aware of such buildings or structures contain any aluminum wiring or friable asbestos or any other substance containing a type of asbestos or asbestos product which is a hazardous product, toxic or priority substance or any other substance deemed hazardous or regulated by any laws or regulations of Canada or the Province of Ontario in force at the date hereof.

3.17     CONDITION OF ASSETS
         -------------------

         All Cable Systems Assets and all material tangible assets of the Subsidiaries of Cable Systems used in or in connection with the Cable Systems Business are in good condition, repair and (where applicable) proper working order, reasonable wear and tear excepted.

3.18     EMPLOYMENT CONTRACTS
         --------------------

         Except as set out in Schedule 3.18 attached hereto, neither Cable Systems nor the Subsidiaries of Cable Systems have any union or collective labour, pension, deferred profit sharing, stock option or other similar agreement nor do they have any written contracts of employment with any employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law. There is not now any circumstances or conduct which could result in the filing of an unfair labour practice complaint, and there exists no event or condition which with the giving of notice or the passage of time would constitute a breach or default thereunder by any party thereto.

3.19     MATERIAL CONTRACTS
         ------------------

         All Material Contracts of Cable Systems and the Subsidiaries of Cable Systems have been reduced to writing and are recorded on the books of Cable Systems and/or the Subsidiaries of Cable Systems. The Material Contracts are all in full force and effect without amendment thereto and no material default exists in respect thereof on the part of any of the parties thereto. Such contracts and agreements include all the presently outstanding material contracts entered into by Cable Systems and the Subsidiaries of Cable Systems in the course of carrying on their respective businesses and all quotations, orders or tenders for such contracts which remain open for acceptance. To the best of the knowledge, information and belief of the Vendors, Cable Systems and the Subsidiaries of Cable Systems have the capacity, including the necessary personnel, equipment and supplies, to perform all their obligations thereunder.

3.20     PENSION PLANS
         -------------

         There are no pension plans established by or for Cable Systems or the Subsidiaries of Cable Systems for its or their employees.

3.21     ABSENCE OF GUARANTEES
         ---------------------

         Except as disclosed in Schedule 3.21 attached hereto, neither Cable Systems nor any Subsidiary of Cable Systems has given or agreed to give, or is a party or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which Cable Systems or such Subsidiary of Cable Systems is, or is contingently, responsible for such indebtedness or other obligation.

3.22     LITIGATION
         ----------

         Except as disclosed in Schedule 3.22 attached hereto, there is no suit, action, litigation, arbitration proceeding or governmental proceeding, hearing before an administrative tribunal, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the senior officers of Cable Systems and the Subsidiaries of Cable Systems, threatened against or relating to Cable Systems or the Subsidiaries of Cable Systems or affecting its or their properties or business which, if determined adversely to Cable Systems or the Subsidiaries of Cable Systems, individually or in the aggregate, might have a Material Adverse Effect on the properties, business, future prospects or financial condition of Cable Systems or the Subsidiaries of Cable Systems. Except as shown in the said Schedule, there is not presently outstanding against Cable Systems or any Subsidiary of Cable Systems, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

3.23     EMPLOYEES
         ---------

         Cable Systems and each Subsidiary of Cable Systems shall after the execution of this Agreement deliver to the Purchaser a list of all personnel employed or engaged thereby whose annual rate of remuneration exceeds $50,000.00.

3.24     RESIDENCE OF VENDORS, ETC.
         --------------------------

         The Vendors are not non-residents of Canada for the purposes of the Canadian Tax Act. Cable Systems is a Canadian-controlled private corporation for the purposes of the Canadian Tax Act.

3.25     INSURANCE
         ---------

         Cable Systems and each Subsidiary of Cable Systems has, since their incorporation, maintained and currently maintains such policies of insurance, issued by responsible insurers, as are appropriate to the Cable Systems Business, the Cable Systems USA business, the property and Cable

Systems Assets and the property and assets of the Subsidiaries of Cable Systems, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets; all such policies of insurance are in full force and effect and neither Cable Systems nor any Subsidiary of Cable Systems is in default, whether as to the payment of premium or otherwise, under the terms of any such policy.

3.26     VEHICULAR EQUIPMENT
         -------------------

         Schedule 3.26 attached hereto contains a list of all vehicular equipment owned or leased by Cable Systems and the Subsidiaries of Cable Systems as of May 15, 1999. Such vehicular equipment is in roadworthy condition and is capable of satisfying the inspection requirements and performance standards prescribed by the Highway Traffic Act (Ontario) and the Regulations thereto, as may be amended from time to time, for its particular type or class. Additional vehicles have been or may be leased in the ordinary course of business after May 15, 1999.

3.27     COPIES OF AGREEMENTS, ETC.
         --------------------------

              True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in Schedules hereto, and of the policies of insurance referred to herein are located at the head office location of Cable Systems and full and complete copies of which shall be made available to the Purchaser after the execution of this Agreement.

3.28     CORPORATE RECORDS
         -----------------

         Other than as set out in Schedule 3.28 attached hereto, the corporate records and minute books of Cable Systems and each of the Subsidiaries of Cable Systems contain complete and accurate copies of all by-laws of Cable Systems, and the Subsidiaries of Cable Systems respectively, minutes of all meetings and resolutions of the directors and shareholders of such corporations; all such meetings were duly called and held, all such by-laws and resolutions were duly passed and the share certificate books, registers of shareholders, registers of transfers and registers of directors of Cable Systems and each of the Subsidiaries of Cable Systems are complete and accurate in all material respects.

3.29     BOOKS OF ACCOUNT
         ----------------

         The books and records of account of Cable Systems and the Subsidiaries of Cable Systems, fairly and correctly set out and disclose in all material respects and in accordance with generally accepted accounting principals, consistently applied, the financial positions of Cable Systems and the Subsidiaries of Cable Systems as of the date hereof and all material financial transactions of Cable Systems and the Subsidiaries of Cable Systems respectively have been accurately recorded in such books and records.

3.30     COMPLIANCE WITH ENVIRONMENTAL LAWS
         ----------------------------------

         With respect to the properties leased by Cable Systems or the Subsidiaries of Cable Systems, since the commencement date of these leases, Cable Systems, the Subsidiaries of Cable Systems and the Cable Systems Business are in compliance with and have always been in compliance with all Environmental Laws.

3.31     EMPLOYMENT EQUITY
         -----------------

         None of Cable Systems or the Subsidiaries of Cable Systems have received notice of any proposed or pending compliance review in respect of employment equity, know of the basis for the assertion of the same and no sanctions have been imposed on any of them for failing to honour their commitment to employment equity.

3.32     FAMILY LAW ACT
         --------------

         No order has been given under the Family Law Act (Ontario) which would or does affect the Purchased Shares in any manner whatsoever nor is there any application threatened or pending under the Family Law Act by any of the Vendors.

3.33 ASSETS SUFFICIENT FOR CONDUCT OF CABLE SYSTEMS BUSINESS AND CABLE SYSTEMS USA BUSINESS
         ------------------------------------------------------------------

         (a) Cable Systems Assets constitute all of the assets and properties required for the operation of Cable System's business as it is presently operated; and

         (b) The assets of Cable Systems USA constitute all of the assets and properties required for the operation of Cable Systems USA's Business at it is presently operated.

3.34     BROKER
         ------

         Other than the business brokering agreement was entered into by Cable Systems in September 1998, neither the Vendors, Cable Systems nor Cable Systems USA have entered into any brokerage or similar agreement. The herein Agreement and the transactions contemplated herein are being completed as a result of the September 1998 brokering agreement. The business broker or finder is entitled to a brokerage fee or other commission based on the business brokering agreement, such commission or fee as outlined in the brokering agreement to be paid by Cable Systems.

3.35     CRIMINAL CODE

         Neither Cable Systems nor any director, officer or shareholder of Cable Systems has been found guilty of any offence under the Criminal Code (Canada).

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

         The Purchaser hereby represents and warrants to the Vendors as follows:

4.1      ORGANIZATION AND VALID EXISTENCE
         --------------------------------

         The Purchaser is a corporation duly incorporated and organized and is validly existing under the laws of the State of Nevada and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been or by the Closing Date will be duly authorized by all necessary corporate action on the part of the Purchaser.

4.2      ENFORCEABILITY OF OBLIGATIONS
         -----------------------------

         This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought. THE PURCHASER SPECIFICALLY WARRANTS THAT IT HAS THE FINANCIAL RESOURCES AND ABILITY TO COMPLETE THE PURCHASE CONTEMPLATED BY THIS AGREEMENT.

4.3      ABSENCE OF CONFLICTING AGREEMENTS
         ---------------------------------

         The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein.

4.4      RESIDENCE OF THE PURCHASER
         --------------------------

         The Purchaser is a non-Canadian within the meaning of the INVESTMENT CANADA ACT. This transaction is exempt from the operation of the statue because the Purchase Price is less than One Hundred Million ($100,000,000.00) Dollars.



4.5      LITIGATION
         ----------

         There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the senior officers of the Purchaser, threatened against or involving the Purchaser or any judgment, decree, injunction, rule or order of any Court, governmental department, commission, agency, instrumentality or arbitrator which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby. The Purchaser is not aware of any existing ground on which any such action, suit or proceeding may be commenced with any reasonable likelihood of success.

4.6      KEY EMPLOYEE AGREEMENTS
         -----------------------

         The Purchaser shall, prior to the Closing Date, negotiate employment agreements with the Key Employees of Cable Systems and the Subsidiaries of Cable Systems. Such agreements shall be executed on or before the Closing Date.

4.7      EMPLOYEE STOCK OPTIONS
         ----------------------

         The Purchaser is authorized to issue to the employees of Cable Systems and the Subsidiaries of Cable Systems 100,000 Stock Options, exercisable after Closing at a strike price of $2.50 per each option, to be divided between the employees of Cable Systems and the Subsidiaries of Cable Systems in a manner to be determined. Neither the options, nor the shares issued upon exercise of these options have been registered under United States securities laws. The employees shall be entitled to exercise a maximum of one-third of the Stock Options in each of the three years following the Closing Date. In the event that the Purchaser assigns this Agreement in accordance with Section 10.6 hereto, the Permitted Assignee shall be authorized to and shall issue to the employees of Cable Systems and its Subsidiaries 120,000 Stock Options as above with a strike price of $2.50 per each option.

4.8      DUE DILIGENCE
         -------------

         Following the execution of this Agreement, the Purchaser shall conduct its due diligence subject to the following limitations. The Purchaser shall not copy any of the Vendor's or Cable Systems' or Cable Systems USA's private documents without prior written consent of the appropriate party. All examinations of documents shall take place at the offices of Cable Systems in Markham, Ontario, or such other place as the parties may agree to, all under supervision of Cable Systems' personnel. In the event that this Agreement is not completed for any reason whatsoever, the Purchaser shall not use the information about the Vendors to compete with Cable Systems or Cable Systems USA, nor shall the Purchaser solicit the employment of any employee or subcontractor of Cable Systems or Cable Systems USA or otherwise interfere in the business of Cable Systems or Cable Systems USA

                                    ARTICLE 5

                     CONDITIONS PRECEDENT TO THE PERFORMANCE
                     ---------------------------------------
            BY THE PURCHASER OF ITS OBLIGATIONS UNDER THIS AGREEMENT
            --------------------------------------------------------

         The obligations of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, in all material respects, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser any may be waived by it in whole or in part);

5.1      TRUTH AND ACCURACY OF REPRESENTATIONS OF VENDOR AT THE CLOSING TIME
         -------------------------------------------------------------------

         All of the representations and warranties of each of the Vendors, Cable Systems and Cable Systems USA made in or pursuant to this Agreement, including, without limitation, the representations and warranties made and set forth in
Article 3 hereof, shall be materially true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby or by transactions in the ordinary and normal course of business), and the Purchaser shall have received a certificate from the President or other person exercising the functions of chief executive officer of each of the Vendors, Cable Systems and Cable Systems USA and a certificate from the Vendors confirming, to the best of his knowledge, information and belief (after due enquiry) the truth and correctness of the representations and warranties of each of Cable Systems, Cable Systems USA and each of the Vendors.

5.2      PERFORMANCE OF OBLIGATIONS
         --------------------------

         Each of Cable Systems, Cable Systems USA and each of the Vendors shall have performed or complied with, in all respects, the Vendors, Cable Systems and Cable Systems USA, all of its obligations, covenants and agreements hereunder.

5.3      RECEIPT OF CLOSING DOCUMENTATION
         --------------------------------

         All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by any of Cable Systems, Cable Systems USA or the Vendors of their obligations under this Agreement shall be satisfactory to the Purchaser and the Purchaser's counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser and the Purchaser's Counsel.

5.4      NO FIRE DAMAGE
         --------------

         No substantial damage by fire or other hazard to the Assets of Cable Systems shall have occurred from the Effective Date to the Closing Date which is not adequately insured against or which has caused a cessation of business for more than seven
(7) days if insured against.

5.5      LITIGATION
         ----------

         On the Closing Date, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purpose of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or otherwise claiming that such consummation is improper.

5.6      MATERIAL CHANGE
         ---------------

         Since the Effective Date there shall have been no:

         (a) Nothing shall have occurred that has or could cause a Material Adverse Effect;

         (b) Material loss or damage not covered by insurance to any of the Assets of Cable Systems and the Subsidiaries of Cable Systems.

5.7      DUE DILIGENCE REVIEW
         --------------------

         The Purchaser shall no later than 55 days after the Effective Date have completed their due diligence review having been satisfied with the results of its investigation and review of the business, operations, assets, liabilities, result of operations, cash flows, conditions (financial and otherwise) and prospects of, and other matters relating to Cable Systems and the Subsidiaries of Cable Systems, delivered to the Vendors' Counsel a certificate evidencing the Purchaser's satisfaction.

5.8      CERTIFICATES
         ------------

         The Vendors shall have delivered to the Purchaser share certificates representing all of the Purchased Shares, which share certificates shall have been duly endorsed in blank for transfer or accompanied by duly executed stock powers.

5.9      KEY EMPLOYEES

         The Key Employees shall have entered into the Employment Agreements referred to in Section 4.6 herein.

                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO THE PERFORMANCE BY
                   ------------------------------------------
              THE VENDORS OF THE OBLIGATIONS UNDER THIS AGREEMENT
              ---------------------------------------------------

         The obligations of the Vendors to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by each of them in whole or in part);

6.1      TRUTH AND ACCURACY OF REPRESENTATIONS OF PURCHASER AT CLOSING TIME
         ------------------------------------------------------------------

         All of the representations and warranties of the Purchaser made in or pursuant to this Agreement, including without limitation the representations and warranties made by the Purchaser and set forth in Article 4 hereof, shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time and the Vendors shall each have received a certificate from a duly authorized senior officer of the Purchaser confirming, to the best of his knowledge, information and belief (after due enquiry), the truth and correctness of the representations and warranties of the Purchaser contained herein;

6.2      PERFORMANCE OF OBLIGATIONS
         --------------------------

         The Purchaser shall have performed or complied with, in all respects, all of its obligations, covenants and agreements hereunder.

6.3      RECEIPT OF CLOSING DOCUMENTATION
         --------------------------------

         All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendors and Vendor's Counsel and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Vendors and Vendors' Counsel.

6.4      LITIGATION
         ----------

         On the Closing Date, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purposes of enjoining or presenting the consummation of any of the transactions contemplated by this Agreement or otherwise claiming that such consummation is improper.

6.5      SATISFACTION WITH DUE DILIGENCE
         -------------------------------

         No later than 55 days after the Effective Date, the Purchaser shall deliver to the Vendors'

Counsel a certificate evidencing the Purchaser's completion of their due diligence review and the Purchaser's satisfaction with the same.

6.6      RELEASE OF PERSONAL GUARANTEES
         ------------------------------

         On or before the Closing Date, the Vendors shall be released from any and all guarantees of indebtedness or other obligations of third parties or any other commitment by which Cable Systems or the Subsidiaries of Cable Systems are, or are contingently, responsible for such indebtedness or other obligation.

6.7      KEY EMPLOYEES UNDER CONTRACT
         ----------------------------

         On the Closing Date, the Key Employees of Cable Systems and the Subsidiaries of Cable Systems shall have executed employment agreements with the Purchaser satisfactory to the parties thereto.

6.8      ISSUANCE OF STOCK OPTIONS
         -------------------------

         On the Closing Date, the Purchaser or the Permitted Assignee shall deliver to the Key Employees the Stock Options described in Section 4.7.


                                    ARTICLE 7

                         OTHER COVENANTS OF THE PARTIES
                         ------------------------------

7.1      FROM OFFER TO CLOSING DATE
         --------------------------

         During the period from the date of the Effective Date to the Closing Time, Cable Systems and the Subsidiaries of Cable Systems shall:

         (a) except as otherwise contemplated or permitted by this Agreement, conducted their respective businesses in the ordinary and normal course thereof and have not, without the prior written consent of the Purchaser, entered into any transaction which if effected before the date of this Agreement, would constitute a material breach of the representations, warranties or agreements contained herein;

         (b) continued in force all existing policies of insurance presently maintained by Cable Systems and the Subsidiaries of Cable Systems;

         (c) complied with all Applicable laws affecting the operation of the Business and the Cable Systems Business and paid all required Taxes and tax installments;

         (d) not, without the prior written consent of the Purchaser taken any of the actions, done any of the things or performed any of the acts described in paragraphs (a)(i) to (x) inclusive and paragraphs (b)(i) to (x) inclusive of Section 3.11.


7.2      ACTIONS TO SATISFY CLOSING CONDITIONS
         -------------------------------------

         Each of the Parties hereby agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth herein which are for the benefit of any other Party.

7.3      TERMINATION FOR CAUSE
         ---------------------

         In the event of a material issue, which arises following the execution of this Agreement, but prior to the Closing Date, the parties shall take all reasonable actions to remedy the issue and close the transaction, including, without limitation, making use of the dispute resolution procedure set out in
Article 9 hereof. Neither party shall terminate this Agreement without first attempting, in good faith, to remedy any material issue. In the event any party wishes to terminate this Agreement for cause, following attempts to remedy the issue, such party shall notify all other parties in writing as to the nature of the issue and the reason for termination prior to terminating this Agreement.


                                    ARTICLE 8

                      SURVIVAL AND REMEDY: INDEMNIFICATION
                      ------------------------------------

8.1      SURVIVAL
         --------

         All representations and warranties of the parties hereto shall survive the Closing and shall expire as of 11:59 p.m. Eastern Standard time on the date which is ninety days after the Closing Date.

8.2      INDEMNIFICATION BY VENDORS
         --------------------------

         The Vendors, Cable Systems and Cable Systems USA agree to indemnify the Purchaser and agree to hold it harmless from any Losses incurred or suffered by the Purchaser arising from any breach of or any inaccuracy in any representation or warranty made by the Vendors, Cable Systems and Cable Systems USA pursuant to this Agreement and any breach of or failure by the Vendors, Cable Systems and Cable Systems USA to perform any covenant or obligation of the Vendors, Cable Systems and Cable Systems USA set out in this Agreement.

8.3      INDEMNIFICATION BY PURCHASER
         ----------------------------

         The Purchaser agrees to indemnify the Vendors, Cable Systems and Cable Systems USA against and agrees to hold them harmless from any Losses incurred and suffered by any of the Vendors, Cable Systems and Cable Systems USA or any of their respective Affiliates (or any combination thereof) arising from any breach of or any inaccuracy in any representation or warranty made by the Purchaser pursuant to this Agreement and any breach of or failure by the Purchaser to perform any covenant or obligation of the Purchaser set out in this Agreement.

8.4      NOTICE OF CLAIMS: ASSUMPTION OF DEFENSE
         ---------------------------------------

         The indemnified party shall give prompt notice to the indemnifying party in accordance with the terms of Section 10.4 of the assertion of any claim or the commencement of any suit proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefore and giving the indemnifying party such information with respect thereto as the indemnifying party may reasonably request (but the giving of such notice shall not be conditioned precedent to indemnification hereunder). The indemnifying party may, at its own expense:

         (a)   participate in; and

         (b) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to Section 8.2 or Section 8.3 for Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that:

               (i) the indemnifying party's counsel is reasonably satisfactory to the indemnified party;

               (ii) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for consultation from time to time with respect to such claim, suit, action or proceeding; and

               (iii) in the case of a claim arising from a breach of the
                    warranties contained in Section 3.9 hereof for which the Vendors, Cable Systems and Cable Systems USA have, pursuant to this section 8.4 assumed the defense thereof, if the action of the Vendors, Cable Systems and Cable Systems USA may adversely affect the Purchaser or Cable Systems tax obligations for periods ending after the Closing Date, none of the Vendors, Cable Systems and Cable Systems USA shall enter into a settlement agreement, file and amended tax return or seek a refund of Taxes with respect to the operations of Cable Systems without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

8.5      SETTLEMENT OR COMPROMISE
         ------------------------

         Any settlement or compromise made or caused to be made by the indemnified party or the indemnifying party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 8.4 shall also be binding upon the indemnifying party or the indemnified party, as the case may be, in the same manner as if a final judgment or decree was entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

8.6      FAILURE OF INDEMNIFYING PARTY TO ACT
         ------------------------------------

         In the event the indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause same to be done, shall not relieve the indemnifying party of its obligations hereunder, provided that the indemnified party gives the indemnifying party at least thirty (30) days' notice of its proposed intention not to defend or participate and affords the indemnifying party the opportunity to assume the defense thereof.

8.7      PAYMENT OF INDEMNIFYING PARTY
         -----------------------------

         Contemporaneously with any compromise or settlement the indemnifying party shall pay or cause to be paid to the indemnified party or as they may direct, the amount owing under this indemnity with respect to such matter being provided further that:

         (a) the indemnifying party shall provide further security to the indemnified party in respect of any cost of damages arising in connection with any litigation; and

         (b) the indemnifying party shall agree to reimburse the indemnified party promptly in respect of all out of pocket expenses incurred by indemnified party in connection with such litigation or pending litigation.

8.8 LIMITATION RE INDEMNIFICATION BY THE VENDORS, CABLE SYSTEMS AND CABLE SYSTEMS USA
         -----------------------------------------------------------------------



         Notwithstanding anything contained in Section 8.2 hereof, the Vendors, Cable Systems and Cable Systems USA shall only be required to pay to the Purchaser, an amount in respect of Losses for indemnification under the Section
8.2 to the extent by which the amount of such Losses exceeds, in the aggregate, $25,000.


                                    ARTICLE 9

                               DISPUTE RESOLUTION
                               ------------------

9.1 NEGOTIATION - Subject to the provisions of this Agreement, the Vendors and the Purchaser will attempt to resolve any controversy relating to the Agreement by negotiation between representatives of the parties who have authority to settle the controversy. The disputing Party will give the other Parties written notice of the dispute. Within five (5) business days of receiving such notice, the receiving Parties will submit to the other Parties a written response. The notice and response shall not exceed three (3) pages. The representatives shall meet at a mutually acceptable time and place within five (5) business days of the date of the responding Party's notice.

9.2      MEDIATION

         If the matter has not been resolved within five (5) business days of the responding Party's notice, or if either Party will not meet, the dispute will be submitted to mediation as set out below. The mediator will have no power to bind the Parties. The mediation will be confidential. The mediation process will be conducted as follows:

         (a) SELECTION OF MEDIATOR - The Vendors and the Purchaser will have three (3) business days from the end of the time for negotiation to agree upon a mutually acceptable mediator (the "Mediator"). If no Mediator has been selected within that time, the Vendors and the Purchaser agree jointly to request that Cable System's financial advisors supply, within two (2) business days, a list of three (3) potential mediators. Within two (2) business days of receipt of the list, Vendors and Purchaser will independently rank the proposed candidates, will simultaneously exchange rankings, and will agree to select as the Mediator the individual receiving the highest combined ranking who is available. If either Party does not rank and provide a copy of the ranking to the other Party, the Party who does rank will be able to select the Mediator from the list;

         (b) TIME AND PLACE FOR MEDIATION - In consultation with the Mediator, the Vendors and the Purchaser will designate a mutually convenient time and place for the mediation (and unless circumstances require otherwise, the date should be no later than five (5) business days after the selection of the Mediator);

         (c) SUMMARY OF VIEWS - Two (2) days prior to the mediation, each Party will deliver to the Mediator and to the other Parties a written summary of its views of the dispute, such summary not to exceed three (3) pages;

              (d) FEES OF MEDIATOR - The fees of the Mediator will be shared equally by Vendor and Purchaser; and

         (e) TERMINATION OF PROCEDURE - The Vendors and the Purchaser agree to participate in the mediation for at least four (4) hours (unless terminated earlier by the Mediator). After that time, either the Vendors or the Purchaser may leave the mediation at any time. If the mediation does not yield a settlement, the Vendors and the Purchaser agree not to take any action (other than good faith attempts to negotiate a settlement to the dispute) prior to the conclusion of a five (5) day post-mediation period that commences on the day after the conclusion of the mediation process.

9.3      ARBITRATION
         -----------

         After the expiry of the five (5) day moratorium period referred to in the paragraph above, if either Party will not participate in the mediation, the dispute will be finally settled by arbitration in accordance with the provisions of the ARBITRATION ACT, R.S.O. 1990, c. A-24, as amended from time to time. The following rules will apply to the arbitration:

         (a) APPOINTMENT OF ARBITRATOR - The arbitration tribunal will consist of one arbitrator (the "Arbitrator"). The Vendors and the Purchaser will have five (5) business days from the end of the five (5) day post-mediation period to agree on the Arbitrator. If they cannot agree, either Party may request that Cable System's financial advisors supply, within two (2) business days a list of five (5) qualified arbitrators. Within two (2) business days of the receipt of the list, the Vendors and the Purchaser will independently rank the proposed arbitrators, will simultaneously exchange rankings, and will agree to select as the Arbitrator the individual receiving the highest combined ranking who is available. If either Party does not rank and provide a copy of the ranking to the other party, the Party who does rank will be able to select the Arbitrator;

         (b) RULES OF ARBITRATION - The Vendors and the Purchaser shall agree, in consultation with the Arbitrator, on the rules for the arbitration. Absent agreement to the contrary, the following rules, designed to save time and expense for the Parties, will apply:

               (i) Pleadings shall be exchanged within twenty (20) days of the selection of the Arbitrator, and shall be no more than five
                    (5) pages in length;

               (ii) Each Party shall provide to the other access to any
                    documents in their
                    possession which may be relevant to the arbitration. Each Party shall also provide to the other two (2) days before the arbitration hearing, lists and copies of the documents that the Party intends to rely on at the arbitration;

               (iii) Each Party shall be entitled to oral discovery of the other
                    Party if it deems it appropriate. Any questions refused shall be put to the Arbitrator for the Arbitrator's determination as to whether the questions are appropriate and relevant. Oral discovery shall take place within thirty
                    (30) days of the delivery of the conclusion of the exchange of pleadings;

               (iv) The arbitration shall take place within three (3) months of the selection of the Arbitrator;

               (v) At the Arbitration hearing, opening argument will be limited to one half hour per party;

               (vi) Each Party may produce up to two witnesses for direct examination. The total time permitted for direct examination (whether one or two witnesses is produced) will be two hours. Total time for cross-examination will also be two hours for each Party;

               (vii) All evidence is admissible and its weight will be
                    determined by the Arbitrator;

               (viii) Each Party may introduce any of its 15 documents;

               (ix) Closing argument will be limited to (1) one hour for each
                    Party; and

               (x) The Arbitrator shall be instructed to produce a decision within seven (7) calendar days of the conclusion of the arbitration, and written reasons within one (1) month of the arbitration.

         (c) The arbitration will be conducted in English and will take place in the Town of Markham;

         (d) The arbitration awards will be given in writing and will be final, not subject to any appeal, and will deal with the question of costs of the arbitration. In the award of costs, the Arbitrator may consider each Party's efforts to make any settlement offer. If either Party refuses to participate in the negotiation or mediation, there will be a presumption that costs on a solicitor and client basis will be awarded against the Party refusing to participate, regardless of the outcome of the arbitration;

         (e) Judgement upon the arbitration award may be entered into any court having jurisdiction, or application may be made to such court for judicial recognition of the award; and

         (f)   The Arbitrator will not award punitive or special damages.

9.4      LIMITED PROCEDURE FOR SETTLING DISPUTES
         ---------------------------------------

         The Parties hereto mutually agree that the procedure specified in the Agreement are the only procedures available for the resolution of any controversies or disputes arising out of or relating to this Part, or the breach, termination or validity of it, or any other related agreement between the Vendors and the Purchaser. If any Party attempts to have issues resolved in court that should property be resolved pursuant to this Part, the Parties agree that this section can be used to stay any such proceedings. However, before or during the time that the Vendor and the Purchaser follow these procedures, either one can go to the appropriate court to get an injunction if the party reasonably believes that such a step is necessary to avoid irreparable damage or harm. Even if any Party takes such action, the Parties will continue to participate in good faith in the procedures set out in this Part.


                                   ARTICLE 10

                                  OTHER MATTERS
                                  -------------

10.1     POWER OF ATTORNEY
         -----------------

         The Vendors, or any of them, may act by Attorney. Power of Attorney shall be given to Joseph Melanson. The Attorney, Melanson, shall, upon request, produce a copy of the Power of Attorney authorizing him to sign all documents including this Agreement, on behalf of the Vendors. Each Vendor shall, unless unable to act on his/her or its own behalf, execute the share transfer in favour of the Purchaser herein.

10.2     EXPENSES
         --------

         The Purchaser shall pay all taxes, assessments, charges and fees, imposed by Canada or any province or political subdivision thereof required to be paid in connection with the transfer and sale of the Purchased Shares.

10.3     TIME
         ----

         Time shall be of the essence hereof.

10.4     NOTICES
         -------

         Any notice, direction or other document required to be given hereunder or for the purposes hereof (hereinafter in this Section 9.3 called a "notice") to any Party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such
Party:

         (a)   in the case of a notice to the Vendors at:

               195 Riviera Drive, Unit 2
               Markham, Ontario L3R 5J6

               with a facsimile number of            (905) 477-7270

               Attention: as applicable

               with a copy to the Vendors' Counsel at:

               Nichols & Associate
               51 Main Street Markham North
               Markham, Ontario
               L3P 1X7

               with a facsimile number of (905) 294-9883

               Attention: Graham J. Nichols

         (b)   in the case of a notice to the Purchaser at:

               263 King Street
               2nd Floor
               Charleston, SC    29401

               with a facsimile number of  (843) 973-4594

               Attention: Timothy R. Karnes

               with a copy to the Purchaser's Counsel at:

               Gersten, Savage & Kaplowitz, LLP
               101 East 52nd Street, New York, New York
               10022-6018

               with a facsimile number of              (212) 980-5192

               Attention: Jay Kaplowitz                (212) 752-9700
or at such other address as the Party to whom such writing is to be given shall have last notified the Party giving the same in the manner provided in this section. Any notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the first Business Day next following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth Business Day following the date of its mailing. Any notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission. Failure to transmit timely or adequate notice to Vendor's Counsel or to Purchaser's Counsel, as the case may be, shall not invalidate, nullify or otherwise detrimentally affect the provision of same to a Party.

10.5     AMENDMENT
         ---------

         This Agreement may be amended, modified or supplemented but only in writing signed by all of the Parties hereto.

10.6     ASSIGNMENT
         ----------

         Neither this Agreement nor any rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties hereto; provided that the Purchaser shall be entitled to assign this Agreement to the Permitted Assignee. In the event that this Agreement is assigned to the Permitted Assignee, the Permitted Assignee shall execute an Addendum to this Agreement confirming its terms and the obligations of the Permitted Assignee to be bound thereto prior to the Permitted Assignee being entitled to the benefit of this Agreement hereof.

10.7     TAX MATTERS
         -----------

         The Vendors and Purchaser shall treat and report the transactions contemplated by this Agreement in all respects consistently for the purposes of the Canadian Tax Act and any other federal, provincial, state, territorial, regional, municipal, local or foreign taxing statute. The Parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

10.8     FURTHER ASSURANCES
         ------------------

         The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

10.9     SEVERABILITY
         ------------

         If any covenant or provision of this Agreement is prohibited in whole or in part in any jurisdiction, such covenant or provision shall, as to such jurisdiction, be ineffective to the extent of such jurisdiction without invalidating the remaining covenants and provisions hereof and shall, as to such jurisdiction, be deemed to be severed from this Agreement to the extent of such prohibition.

10.10    COUNTERPARTS
         ------------

         This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.11    PUBLIC NOTICES
         --------------

         Except for disclosures required by Applicable Law, all public notices to third parties and all other publicity concerning the transactions contemplated herein shall be jointly planned and coordinated by the Vendors and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of every other Party, such approval not to be unreasonably withheld.


         IN WITNESS WHEREOF the Parties have hereunto duly executed this Agreement.

SIGNED, SEALED AND DELIVERED                )
    In the Presence of:                     )    INTERNET CABLE CORPORATION
                                            )
                                            )
                                            )   PER:____________________________
                                            )       A.S.O.
                                            )
                                            )
                                            )       ----------------------------
                                            )        EUGENE HARBIN
                                            )
                                            )
                                            )       ----------------------------
                                            )        JOSEPH MELANSON
                                            )
                                            )
                                            )       1291973 ONTARIO LIMITED
                                            )
                                            )
                                            )       PER:________________________
                                                             A.S.O.

                                            )
                                            )
                                            )       ONTARIO CABLE AND
                                            )       CONTRACTING INCORPORATED
                                            )
                                            )
                                            )       PER:________________________
                                            )                A.S.O.
                                            )
                                            )       RUPEL HOLDINGS INC.
                                            )
                                            )
                                            )       PER:________________________
                                            )                A.S.O.
                                            )
                                            )       RYVON FUTURE INC.
                                            )
                                            )
                                            )       PER:________________________
                                            )                A.S.O.
                                            )
                                            )
                                            )       ----------------------------
                                            )        VONDA THOMPSON
                                            )
                                            )
                                            )       ------------------------
                                            )       JOSEPH MELANSON, IN TRUST
                                            )
                                            )       CABLE SYSTEMS TECHNICAL
                                            )        SERVICES INC.
                                            )
                                            )
                                            )       PER:________________________
                                            )                A.S.O.

                                  SCHEDULE 2.1


LIST OF SHAREHOLDERS
--------------------

Ryvon Future Inc.                                114 Common Shares

Eugene Harbin                                    98 Common Shares

Rupel Holdings Inc.                              26 Common Shares

Ontario Cable and Contracting Inc.               103 Common Shares

1291973 Ontario Limited                          98 Common Shares

Joseph Melanson                                  114 Common Shares

Vonda Thompson                                   114 Common Shares

Ryvon Future Inc., in trust                      25 Common Shares



Barry Bonham                                     50 Class "A" Preference Shares

                                 SCHEDULE 2.3(C)


OUTSTANDING SHAREHOLDER LOANS TO CABLE SYSTEMS AND THE SUBSIDIARIES OF CABLE SYSTEMS
----------------------------------------------------------------------------

(i) Fifty thousand Canadian dollars (CAN$50,000.00) to Cable Systems by Barry Bonham, represented by all issued and outstanding Class A Preference Shares of Cable Systems;

                                 SCHEDULE 2.3(D)


PERSONAL GUARANTEES OF THE DEBTS AND OTHER OBLIGATIONS OF CABLE SYSTEMS AND THE SUBSIDIARIES OF CABLE SYSTEMS
-------------------------------------------------------------------------------

(i) personal guarantees by Joseph Melanson, Eugene Harbin and Barry Bonham of the debts and obligations of Cable Systems and the Subsidiaries of Cable Systems to the Canadian Imperial Bank of Commerce (CIBC);

(ii) personal guarantees by Joseph Melanson, Eugene Harbin and Barry Bonham of the debts and obligations of Cable Systems and the Subsidiaries of Cable Systems to the Business Development Bank of Canada (BDC); and

(iii) personal guarantees by Joseph Melanson, Eugene Harbin and Barry Bonham of the debts and obligations of Cable Systems and the Subsidiaries of Cable Systems to the Bank of Nova Scotia;

                                  SCHEDULE 3.1

COPY OF ARTICLES OF INCORPORATION
---------------------------------

Cable Systems Technical Services, Inc. (Deleware)

Cable Systems Technical Services Inc.  (Ontario)

Articles of Amendment to Ontario Corporation

                                  SCHEDULE 3.2


OBLIGATIONS
-----------

NONE

                                  SCHEDULE 3.5

SUBSIDIARIES
------------

Name:  Cable Systems Technical Services Inc.

Jurisdiction of Incorporation: State of  Delaware


Issued Shares    Cable Systems Technical Services
                  Inc. (Ontario)                         700 Common Shares

                 Paul Gillingham                         100 Common Shares

                 Charles Sienkiewicz                     100 Common Shares


Optional Shares: None

                                  SCHEDULE 3.6


CAPITALIZATION
--------------


(iii)     CABLE SYSTEMS TECHNICAL SERVICES INC.  (Ontario)
          -------------------------------------


          TYPE OF SHARES AND AUTHORIZED NUMBER          NO. OF SHARES ISSUED
          ------------------------------------          --------------------

          Unlimited Common Shares                       692 Common Shares

          10,000 Class "A" Preference Shares            50 Class "A" Preference

          10,000 Class "B" Preference Shares            None



(iv)      CABLE SYSTEMS TECHNICAL SERVICES INC. (U.S.A.)
          -------------------------------------


          TYPE OF SHARES AND AUTHORIZED NUMBER
          ------------------------------------

          3,000 Common Shares                           900 Common Shares

                                  SCHEDULE 3.8


UNDISCLOSED LIABILITIES
-----------------------

NONE

                                  SCHEDULE 3.11


UNUSUAL TRANSACTIONS
--------------------

NONE

                                  SCHEDULE 3.12


LEASED EQUIPMENT
----------------

                                  SCHEDULE 3.18


EMPLOYMENT CONTRACTS
--------------------

NONE

                                  SCHEDULE 3.21


GUARANTEES
----------

Cable Systems and Cable Systems USA have guaranteed the results and actions of their subcontractors in their day to day roles on behalf of both companies to the customers of Cable Systems and Cable Systems USA.

                                  SCHEDULE 3.22


LITIGATION
----------

NONE

                                  SCHEDULE 3.23


EMPLOYEES                      OFFICES HELD
---------                      ------------

Joseph Melanson                Director; President, C.E.O and Treasurer

Barry Bonham

Tom Smith

Eugene Harbin                  Director and Secretary

Blaine Burnie

                                  SCHEDULE 3.26


VEHICULAR EQUIPMENT
-------------------

                                  SCHEDULE 3.28


CORPORATE RECORDS
-----------------

NONE

                                      -57-
                                  SCHEDULE 4.6


KEY EMPLOYEES
-------------

Joseph Melanson - President and CEO

Barry Bonham - Vice President, Engineering

Eugene Harbin - Secretary and Director